As Filed with the Securities and Exchange Commission on August 14, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

OKLAHOMA	73-0970298
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Enterprise Plaza, Suite 320

5600 North May Avenue

Oklahoma City, Oklahoma 73112

(Address of principal executive offices)

The Beard Company 2005 Deferred Stock Compensation Plan

(Full title of the plans)

William M. Beard

Chief Executive Officer

The Beard Company

Enterprise Plaza, Suite 320

5600 North May Avenue

Oklahoma City, Oklahoma 73112

(405) 842-2333

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jerry Warren, Esq.

McAfee & Taft A Professional Corporation

Tenth Floor, Two Leadership Square

211 North Robinson

Oklahoma City, Oklahoma 73102-7103

Telephone: (405) 552-2244

Facsimile: (405) 235-0439

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, par value $.0006665	200,000 (1)	$0.65	$130,000	$3.99
(1)

Additional shares to be issued under The Beard Company 2005 Deferred Stock Compensation Plan. In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Beard Company 2005 Deferred Stock Compensation Plan.

(2)

Estimated pursuant to Rule 457(c) and (h) solely for the purposes of computing the registration fee based upon the average of the bid and asked price of The Beard Company common stock, as reported on the OTC Bulletin Board® on August 13, 2007.

EXPLANATORY NOTE

This Registration Statement is being filed to register 200,000 additional shares of The Beard Company’s common stock to be offered pursuant to The Beard Company 2005 Deferred Compensation Plan (the “Plan”). The initial shares offered pursuant to the Plan were registered pursuant to a Registration Statement on Form S-8 (File No. 333-136687) filed with the Securities and Exchange Commission on August 16, 2006, the contents of which are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 14th day of August, 2007.

(Registrant)		THE BEARD COMPANY
	By:	/s/ Herb Mee, Jr.
Herb Mee, Jr. President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of The Beard Company (hereinafter the "Company"), hereby severally constitute and appoint William M. Beard and Herb Mee, Jr., and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-8 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission relating to The Beard 2005 Company Deferred Stock Compensation Plan granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ William M. Beard	Chairman of the Board, Chief Executive Officer and Director
William M. Beard		August 14, 2007

/s/ Herb Mee, Jr.	President, Chief Financial Officer and Director
Herb Mee, Jr.		August 14, 2007

/s/ Jack A. Martine	Controller and Chief Accounting Officer
Jack A. Martine		August 14, 2007

/s/ Allan R. Hallock	Director
Allan R. Hallock		August 14, 2007

/s/ Harlon E. Martin, Jr.	Director
Harlon E. Martin, Jr.		August 14, 2007

/s/ Ford C. Price	Director
Ford C. Price		August 14, 2007

Index to Exhibits

Exhibit No.	Description	Method of Filing

3(i)

Restated Certificate of Incorporation of The Beard Company (formerly New Beard) as filed with the Secretary of State of Oklahoma on September 20, 2000. (This Exhibit has been previously filed as Exhibit 3(i) to Registrant’s Form 10-Q for the period ended September 30, 2000, filed on November 20, 2000, and same is incorporated by reference).

Incorporated herein by reference

3(ii)

Registrant’s By-laws as currently in effect. (This Exhibit has been previously filed as Exhibit 3(ii) to Registrant’s Form 10-K for the period ended December 31, 1997, filed on March 31, 1998 and the same is incorporated herein by reference).

Incorporated herein by reference

5	Opinion of McAfee & Taft A Professional Corporation	Filed herewith electronically

23.1	Consent of Cole & Reed, P.C.	Filed herewith electronically

23.2	Consent of McAfee & Taft A Professional Corporation (Included in Exhibit 5)	Filed herewith electronically

24	Power of Attorney (Included on signature page)	Filed herewith electronically

99.1

The Beard Company 2005 Deferred Stock Compensation Plan, as amended. (This Exhibit has been previously filed as Exhibit “B” to Registrant’s Proxy Statement filed on May 1, 2006 and the same is incorporated herein by reference).

Incorporated herein by reference

99.2

Amendment No. 2 to The Beard Company 2005 Deferred Stock Compensation Plan (This Exhibit has been previously filed as Exhibit “A” to Registrant’s Proxy Statement filed on April 30, 2007 and the same is incorporated herein by reference)

Incorporated herein by reference